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                                                                 Exhibit 23.2



                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-62361) of Metals USA, Inc. of our report dated June 15, 2001 relating to the financial statements of the Metals USA, Inc. 401(K) Plan, which appears in this Form 11-K.



PricewaterhouseCoopers LLP

Hartford, Connecticut
November 13, 2002